SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 15, 2009

                         FIRST FEDERAL BANKSHARES, INC.
               (Exact Name of Registrant as Specified in Charter)

      Delaware                       0-25509                   42-1485449
 ---------------              ------------------------      ---------------
(State or Other Jurisdiction)   (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


329 Pierce Street, Sioux City, Iowa                              51101
-----------------------------------                              -----
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (712) 277-0200
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
     Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
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On September 15, 2009, the board of directors of First Federal Bankshares,  Inc.
(the "Company") appointed Barry E. Backhaus, age 64, as President and Chief Executive Officer of the Company. Mr. Backhaus, currently a member of the board, also was appointed Chairman of the Board. Prior to his appointment, Mr. Backhaus was retired, except for his service as interim President and Chief Executive Officer of the Company from June 17, 2008 through December 18, 2008. Mr. Backhaus succeeded Levon Mathews as President and Chief Executive Officer and Arlene T. Curry as Chairman. Ms. Curry remains a member of the board of directors.

Also on September 15, 2009, the board of directors of the Company  appointed Jon
G. Cleghorn, age 67 and a current member of the board, to the positions of Vice President and Secretary of the Company. Prior to his appointment, Mr. Cleghorn was retired. He retired as Executive Vice President and Chief Operating Officer of the Company on July 8, 2004.

All of the foregoing appointments were effective on September 15, 2009.

Item 9.01. Financial Statements and Exhibits
           ---------------------------------

          (a) Not Applicable.

          (b) Not Applicable.

          (c) Not Applicable.

          (d) Exhibits : None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      FIRST FEDERAL BANKSHARES, INC.



DATE: September 18, 2009            By:   /S/   Barry E. Backhaus
                                          -------------------------------------
                                          Barry E. Backhaus
                                          President and Chief Executive Officer